EXHIBIT 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 2 to the Registration Statement on Form S-4 of our report dated February 24, 2011 relating to the consolidated financial statements and financial statement schedule of Endwave Corporation and its subsidiaries appearing in this Registration Statement. We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ BURR PILGER MAYER, INC.

San Jose, California

April 29, 2011